UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2026

TARGET HOSPITALITY CORP.

(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300

THE WOODLANDS, Texas 77381

(Address of principal executive offices, including zip code)

(832) 709-2563

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Paul Hohnsbeen, age 70, to serve as a member of the Board, effective immediately until his current term expires as of the date of the Company’s 2027 Annual Meeting of Stockholders. Mr. Hohnsbeen will serve as a member of the Nominating and Corporate Governance Committee of the Board and qualifies as an independent director under the independence standards established by the Nasdaq Stock Market. The Company announced the appointment of Mr. Hohnsbeen in its May 7, 2026 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Hohnsbeen is a senior digital infrastructure and real estate executive with more than three decades of experience operating at scale in capital-intensive, highly complex environments. Since 2022, Mr. Hohnsbeen has served as Chief Operations Officer of Aligned Data Centers, where he plays a company-wide leadership role supporting strategic planning, organizational development, and executive decision-making across design, construction, operations, real estate, power strategy, and information technology. From 2016 to 2021, Mr. Hohnsbeen served as Vice President, IBX Operations Europe, the Middle East and Africa at Equinix, where he oversaw operations across 16 countries. From 2013 to 2015, he served as Director, Business Strategy, Engineering Excellence Group at Laing O’Rourke, and from 2010 to 2012 he served as Group Chief Operating Officer of Global Switch. From 2009 to 2010, Mr. Hohnsbeen served as Executive Program Director at KEO International Consultants, and from 2002 to 2008 he held various executive positions at Lehman Brothers, including Executive Director, Private Equity Real Estate and Executive Director and European Head, Corporate Real Estate. Earlier in his career, Mr. Hohnsbeen held senior real estate and program leadership roles at Deutsche Bank, Morgan Stanley, Gregotti Associati International and Skidmore, Owings & Merrill. Mr. Hohnsbeen earned a Bachelor of Arts in Architecture from the University of California, Berkeley.

Mr. Hohnsbeen will receive compensation for his Board and committee memberships on the same basis as the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 7, 2026.  Mr. Hohnsbeen will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Commission on March 21, 2019.

There are no arrangements or understandings between Mr. Hohnsbeen and any other persons pursuant to which he was appointed as a director. There are no transactions between Mr. Hohnsbeen and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: May 7, 2026		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary